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                                                                  EXHIBIT (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.-- Social security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

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                                                GIVE THE
                                                SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                       NUMBER OF--
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
1. An individual's account                      The individual

2. Two or more individuals (joint account)      The actual owner of the account
                                                or, if combined funds, any one
                                                of the individuals(1)

3. Husband and wife (joint account)             The actual owner of the account
                                                or, if joint funds, either
                                                person(1)

4. Custodian account of a minor (Uniform        The minor(2)
   Gift to Minors Act)

5. Adult and minor (joint account)              The adult or, if the minor is
                                                the only contributor, the
                                                minor(1)

6. Account in the name of                       The ward, minor,
   guardian or committee                        or incompetent
   for a designated ward,                       person(3)
   minor, or incompetent
   person

7. a. The usual revocable savings trust         The grantor-trustee(1)
      account (grantor is also trustee)

   b. So-called trust account that is not a     The actual owner(1)
      legal or valid trust under State law

8. Sole proprietorship account                  The owner(4)
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
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                                                GIVE THE
                                                SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                       NUMBER OF--
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
9.  A valid trust, estate, or pension trust     The legal entity (Do not furnish
                                                the identifying number of the
                                                personal representative or
                                                trustee unless the legal entity
                                                itself is not designated in the
                                                account title.)(5)

10. Corporate account                           The corporation

11. Religious, charitable, or educational       The organization
    organization

12. Partnership account held in the name of     The partnership
    the business

13. Association, club, or other tax-exempt      The organization
    organization

14. A broker or registered nominee              The broker or nominee

15. Account with the Department of              The public entity
    Agriculture in the name of a public
    entity (such as a State or local
    government, school district, or prison)
    that receives agricultural program
    payments
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

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business name or "doing business as" name. You may use either your social security number or employer identification number (if you have one).
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.


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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2
OBTAINING A NUMBER
If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for an Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under Section 501(a), or an individual retirement plan.
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A registered dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
 . A real estate investment trust.
 . A common trust fund operated by a bank under Section 584(a).
 . An exempt charitable remainder trust described in Section 664, or a non-
   exempt trust described in Section 4947(a)(1).
 . An entity registered at all times under the Investment Company Act of
   1940.
 . A foreign central bank of issue.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under Section 1441.
 . Payments to partnerships not engaged in a trade or business in the United
   States and which have at least one nonresident alien partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you either have not provided your taxpayer identification number to the payer or have provided an incorrect taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in Section 6049(b)(5) to nonresident aliens.
 . Payments on tax-free covenant bonds under Section 1451.
 . Payments made by certain foreign organizations.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER.
 Certain payments, other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6045, and 6050A and the regulations issued thereunder.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other items of income to give taxpayer identification numbers to payers who must file information returns with the IRS to report those payments. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in a decrease in the amount of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.